UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2024

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip Code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 31, 2024, ONEOK, Inc., an Oklahoma corporation (“ONEOK”), issued a press release announcing the completion of the Medallion Transaction (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 31, 2024, pursuant to the Purchase and Sale Agreement, dated as of August 28, 2024 (the “Purchase Agreement”), by and among ONEOK, GIP III Trophy GP 2, LLC, a Delaware limited liability company, GIP III Trophy Acquisition Partners, L.P., a Delaware limited partnership, and Medallion Management, L.P., a Delaware limited partnership, ONEOK (i) completed the previously announced acquisition of all of the issued and outstanding limited partner interests in GIP III Trophy Intermediate Holdings, L.P., a Delaware limited partnership (“Medallion” and such interests, the “Limited Partner Interests”), and (ii) became the general partner of Medallion (with all rights and obligations associated therewith, together with the Limited Partner Interests, the “Purchased Interests” and, such transactions, collectively, the “Medallion Transaction”). Total consideration for the Purchased Interests was approximately $2.4 billion in cash.

In connection with the Medallion Transaction and as contemplated by the Purchase Agreement, the DoublePoint Group (as defined in the Purchase Agreement) exercised its right to require ONEOK to purchase from the DoublePoint Group the remaining 60.0% of the issued and outstanding membership interests in Medallion Midland Partners, LLC, a joint venture between the DoublePoint Group and Medallion which is engaged in the construction, ownership, and operation of crude oil gathering pipelines in the Permian Basin (such interests, the “DoublePoint Interests”), not indirectly acquired by ONEOK pursuant to the acquisition of the Purchased Interests. The acquisition of the DoublePoint Interests was completed concurrently with the consummation of the Medallion Transaction for total consideration of approximately $170 million in cash.

The foregoing summary of the Purchase Agreement and the Medallion Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.2 to ONEOK’s Current Report on Form 8-K, dated August 30, 2024, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of August 28, 2024, by and among ONEOK, Inc., GIP III Trophy GP 2, LLC, GIP III Trophy Acquisition Partners, L.P. and Medallion Management, L.P. (incorporated by reference to Exhibit 2.2 to ONEOK, Inc.’s Current Report on Form 8-K filed on August 30, 2024 (File No. 1-13643)).

99.1	Press release, dated October 31, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ONEOK undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	ONEOK, INC.

	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

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